EXHIBIT 3.3

                                [DELAWARE LOGO]
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                                THE FIRST STATE



      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MORGAN STANLEY CAPITAL I INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF APRIL A.D. 2003, AT 2:15 O'CLOCK P.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                   [SEAL]              Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

2053723 8100                                             AUTHENTICATION: 2387181

O30273513                                                        DATE:  04-28-03

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                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 02:14 PM 04/28/2003
                                                     FILED 02:15 PM 04/28/2003
                                                   SRV 030273513 - 2053723 FILE

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       ***

      Morgan Stanley Capital I Inc., a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: That the Board of Directors of said corporation, by a unanimous Consent in Lieu of a Meeting of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment of the Certificate of Incorporation of said corporation:

            RESOLVED, that the Board of Directors declares it advisable that clause (a) of Article III of the Corporation's Certificate of Incorporation be amended to read in its entirety as follows:

      "(a) to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with loans secured by mortgages, deeds of trust or similar liens on residential or commercial properties, including any participation interest in or security based on or backed by any of the foregoing or any security secured by any of the foregoing;"

      SECOND: That, in lieu of a meeting and vote of stockholders, the stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, said Morgan Stanley Capital I Inc. has caused this certificate to be signed by its Assistant Secretary, this 28th day of April, 2003.

                                                   MORGAN STANLEY CAPITAL I INC.

                                                   By:  /s/  Susan M. Krause
                                                      --------------------------
                                                        Susan M. Krause
                                                        Assistant Secretary

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